Exhibit 99.1

Seagate and Samsung Announce Broad Strategic Alignment

Samsung to Combine Hard Disk Drive Operations into Seagate

Companies to Enter Into Extensive Supply and Cross-Licensing Agreements

Samsung to Receive Significant Equity Ownership in Seagate

SCOTTS VALLEY, Calif. & SEOUL, South Korea — April 19, 2011 — Seagate Technology plc (NASDAQ: STX), the world leader in hard disk drives and storage solutions, and Samsung Electronics Co., Ltd., a world leader in digital consumer electronics and information technology, today announced that they have entered into a definitive agreement under which Seagate and Samsung will significantly expand and strengthen their strategic relationship by further aligning their respective ownership, investments and key technologies.  Major elements of the agreement include:

•                  Samsung combining its hard disk drive (HDD) operations into Seagate

•                  Extending and enhancing the existing patent cross-license agreement between the companies

•                  A NAND flash memory supply agreement under which Samsung will provide Seagate with its market-leading semiconductor products for use in Seagate’s enterprise solid state drives (SSDs), solid state hybrid drives and other products

•                  A disk drive supply agreement under which Seagate will supply disk drives to Samsung for PCs, notebooks and consumer electronics

•                  Expanded cooperation between the companies to co-develop enterprise storage solutions

•                  Samsung receiving significant equity ownership in Seagate

•                  A shareholder agreement under which an executive of Samsung will be nominated to join Seagate’s Board of Directors

The combined value of these transactions and agreements is approximately $1.375 billion USD, which will be paid by Seagate to Samsung in the form of 50% stock and 50% cash.

These transactions and related strategic agreements will enable both companies to better align their current and future product development efforts and roadmaps, accelerate time-to-market for new products and position the companies to better address rapidly evolving opportunities in markets including, but not limited to, mobile computing, cloud computing and solid state storage.  In connection with its strategic alliance with Samsung, Seagate expects also to strengthen its relationship with TDK Corporation/SAE Magnetics (H.K.) Ltd. Together, these transactions and agreements broaden a strategic relationship between Seagate and Samsung that began with a joint development agreement announced in August 2010.

“We are pleased to strengthen our strategic relationship with Samsung in a way that better aligns both companies around technologies and products,” said Steve Luczo, Seagate chairman, president and CEO.”  With these agreements, we expect to achieve greater scale and deliver a broader range of innovative storage products and solutions to our customers, while facilitating our long-term relationship with Samsung.”

Seagate expects these transactions and agreements to be meaningfully accretive to non-GAAP diluted earnings per share and cash flow within the first full year following the closing, and Seagate does not expect any material restructuring costs in connection with them.

“Delivering value to the market and consumers is the primary goal of the extensive agreement announced today.  Samsung looks forward to extending our existing strategic ties with Seagate, to deliver creative technology solutions for a broad diversity of consumer, business and industrial applications,” said Oh-hyun, Kwon, president of the semiconductor business of Samsung Electronics.

The transactions and agreements significantly expand Seagate’s customer access in China and Southeast Asia.  In addition, the mutual supply agreements enable Seagate to secure an important source of leading-edge NAND flash supply as the company expands its SSD and solid state hybrid product offerings, and position Seagate to be a more significant supplier of disk drives to Samsung.  The agreement also gives Samsung a significant ownership position in Seagate.

Under the terms of the agreement, Samsung will receive consideration consisting of 50% Seagate ordinary shares and 50% cash.  Upon closing, Samsung will receive Seagate ordinary shares valued at $687.5 million (45.2 million shares, or approximately 9.6% ownership of Seagate, which is based on Seagate’s 30-day volume weighted average stock price prior to signing), plus $687.5 million in cash.  Samsung will have a right to designate a nominee to join Seagate’s Board of Directors following closing.

The agreement has no financing contingencies, and is subject to customary closing conditions, including review by U.S. and international regulators.  The transactions are expected to close by the end of calendar year 2011.

Morgan Stanley & Co. Incorporated served as financial advisor and Wilson Sonsini Goodrich & Rosati, Professional Corporation served as legal advisor to Seagate in connection with the transaction.  Allen & Company LLC served as financial advisor and Paul, Hastings, Janofsky & Walker LLP served as legal advisor to Samsung.

Conference Call

Seagate will host a conference call at 5:30 a.m. Pacific Time to discuss the transaction.  In addition, Seagate will discuss its third quarter 2011 financial results on the same call.

The conference call can be accessed online at http://www.seagate.com/investors or by telephone as follows:

USA: (800) 299-9630

International: (617) 786-2904

Participant Passcode: 22585275

About Seagate

Seagate is the world leader in hard disk drives and storage solutions.  Learn more at www.seagate.com.

About Samsung Electronics Co., Ltd.

Samsung Electronics Co., Ltd. is a global leader in semiconductor, telecommunication, digital media and digital convergence technologies with 2010 consolidated sales of US$135.8 billion.  Employing approximately 190,500 people in 206 offices across 68 countries, the company consists of eight independently operated business units:  Visual Display, Mobile Communications, Telecommunication Systems, Digital Appliances, IT Solutions, Digital Imaging, Semiconductor and LCD.  Recognized as one of the fastest growing global brands, Samsung Electronics is a leading producer of digital TVs, semiconductors, mobile phones and TFT-LCDs.  For more information, please visit www.samsungelectronics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used, the words “anticipates”, “believes”, “expects”, “may”, “should” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements included in this press release include, but are not limited to, statements regarding the expected benefits from the proposed transaction, the financial impact of the proposed transaction to the Company’s financials, statements regarding the parties’ ability to consummate the proposed transaction, satisfaction of closing conditions precedent to the consummation of the proposed transaction, the parties’ expectations with respect to integration, and the timing for closing the proposed transaction. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the company’s control. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K, Form 10-K/A and Quarterly Reports on Form 10-Q as filed with the U.S. Securities and Exchange Commission on August 20, 2010, October 6, 2010, November 3, 2010 and February 3, 2011, respectively, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Contacts

For Seagate Technology

Rod Cooper, 831-439-2371 (Investor Relations)

rod.cooper@seagate.com

or

Brian Ziel, 831-439-5429 (Media Relations)

brian.ziel@seagate.com

or

Paul Kranhold, 415-618-8750 (Sard Verbinnen & Co)

pkranhold@sardverb.com

or

John Christiansen, 415-618-8750 (Sard Verbinnen & Co)

jchristiansen@sardverb.com

For Samsung Electronics Co., Ltd.

James Chung, +82-2-2255-8272

ducksea.jung@samsung.com

or

Ki-yung Nam, +82-2-2255-8289

kiyung.nam@samsung.com

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